MANAGERS TRUST I

MANAGERS TRUST II

THE MANAGERS FUNDS

MANAGERS AMG FUNDS

POWER OF ATTORNEY

KNOW ALL PERSON’S BY THESE PRESENTS, that each of the persons whose name appears below hereby nominates, constitutes and appoints Lewis Collins, Donald S. Rumery, and Keitha L. Kinne (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, for him and on his behalf and in his place and stead in any way and all capacities, to make, execute and sign any and all Registration Statements on Form N-1A, any other registration statement and any pre- and post-effective amendments and supplements thereto under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, of Managers Trust I, Managers Trust II, The Managers Funds and Managers AMG Funds (the “Trusts”), and to file the same with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of shares of beneficial interest of the Trusts, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys and each of them, full power and authority to perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as each of the undersigned himself might or could do.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the dates written below.

/s/ Bruce B. Bingham	June 5, 2013
Bruce B. Bingham, Trustee	Date

/s/ Christine C. Carsman	June 5, 2013
Christine C. Carsman, Trustee	Date

/s/ William E. Chapman, II	June 5, 2013
William E. Chapman, II, Trustee	Date

/s/ Edward J. Kaier	June 5, 2013
Edward J. Kaier, Trustee	Date

/s/ Kurt Keilhacker	June 5, 2013
Kurt Keilhacker, Trustee	Date

/s/ Steven J. Paggioli	June 5, 2013
Steven J. Paggioli, Trustee	Date

/s/ Richard F. Powers	June 5, 2013
Richard F. Powers, III, Trustee	Date

/s/ Eric Rakowski	June 5, 2013
Eric Rakowski, Trustee	Date

/s/ Victoria Sassine	June 5, 2013
Victoria Sassine, Trustee	Date

/s/ Thomas R. Schneeweis	June 5, 2013
Thomas R. Schneeweis, Trustee	Date

/s/ Keitha L. Kinne	June 5, 2013
Keitha L. Kinne, President and	Date
Principal Executive Officer

/s/ Donald S. Rumery	June 5, 2013
Donald S. Rumery, Treasurer,	Date
Chief Financial Officer, and
Principal Financial Officer